Exhibit 99.1

Apple Reports Second Quarter Results

Record March Quarter Revenue and Profit

iPhone Sales More Than Double

CUPERTINO, California—April 20, 2010—Apple® today announced financial results for its fiscal 2010 second quarter ended March 27, 2010. The Company posted revenue of $13.50 billion and net quarterly profit of $3.07 billion, or $3.33 per diluted share. These results compare to revenue of $9.08 billion and net quarterly profit of $1.62 billion, or $1.79 per diluted share, in the year-ago quarter. Gross margin was 41.7 percent, up from 39.9 percent in the year-ago quarter. International sales accounted for 58 percent of the quarter’s revenue.

Apple sold 2.94 million Macintosh® computers during the quarter, representing a 33 percent unit increase over the year-ago quarter. The Company sold 8.75 million iPhones in the quarter, representing 131 percent unit growth over the year-ago quarter. Apple sold 10.89 million iPods during the quarter, representing a one percent unit decline from the year-ago quarter.

“We’re thrilled to report our best non-holiday quarter ever, with revenues up 49 percent and profits up 90 percent,” said Steve Jobs, Apple’s CEO. “We’ve launched our revolutionary new iPad and users are loving it, and we have several more extraordinary products in the pipeline for this year.”

“Looking ahead to the third fiscal quarter of 2010, we expect revenue in the range of about $13.0 billion to $13.4 billion and we expect diluted earnings per share in the range of about $2.28 to $2.39,” said Peter Oppenheimer, Apple’s CFO.

Apple will provide live streaming of its Q2 2010 financial results conference call beginning at 2:00 p.m. PDT on April 20, 2010 at www.apple.com/quicktime/qtv/earningsq210/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party digital content and applications; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the Company’s reliance on sole service providers for iPhone® in certain countries; the continued service and availability of key executives and employees; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; potential litigation from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K, as amended, for the fiscal year ended September 26, 2009, its Form 10-Q for the quarter ended December 26, 2009, and its Form 10-Q for the quarter ended March 27, 2010 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution with the Apple II, then reinvented the personal computer with the Macintosh. Apple continues to lead the industry with its award-winning computers, OS X operating system, and iLife, iWork and professional applications. Apple leads the digital music revolution with its iPods and iTunes online store, has reinvented the mobile phone with its revolutionary iPhone and App Store, and has recently introduced its magical iPad which is defining the future of mobile media and computing devices.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2010 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh and iPhone are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	March 27, 2010	March 28, 2009	March 27, 2010	March 28, 2009
Net sales	$13,499	$9,084	$29,182	$20,964
Cost of sales (1)	7,874	5,457	17,146	12,830

Gross margin	5,625	3,627	12,036	8,134

Operating expenses:
Research and development (1)	426	319	824	634
Selling, general and administrative (1)	1,220	985	2,508	2,076

Total operating expenses	1,646	1,304	3,332	2,710

Operating income	3,979	2,323	8,704	5,424
Other income and expense	50	63	83	221

Income before provision for income taxes	4,029	2,386	8,787	5,645
Provision for income taxes	955	766	2,335	1,770

Net income	$3,074	$1,620	$6,452	$3,875

Earnings per common share:
Basic	$3.39	$1.82	$7.12	$4.35
Diluted	$3.33	$1.79	$7.00	$4.29

Shares used in computing earnings per share:
Basic	907,548	891,180	905,545	890,161
Diluted	922,878	902,993	921,331	902,243

(1) Includes stock-based compensation expense as follows:
Cost of sales	$37	$29	$74	$57
Research and development	$86	$67	$160	$127
Selling, general and administrative	$108	$85	$202	$167

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	March 27, 2010	September 26, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$10,018	$5,263
Short-term marketable securities	13,137	18,201
Accounts receivable, less allowances of $57 and $52, respectively	2,886	3,361
Inventories	638	455
Deferred tax assets	1,142	1,135
Other current assets	4,515	3,140

Total current assets	32,336	31,555

Long-term marketable securities	18,549	10,528
Property, plant and equipment, net	3,504	2,954
Goodwill	480	206
Acquired intangible assets, net	263	247
Other assets	1,925	2,011

Total assets	$57,057	$47,501

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$5,666	$5,601
Accrued expenses	4,021	3,852
Deferred revenue	2,542	2,053

Total current liabilities	12,229	11,506

Deferred revenue – non-current	941	853
Other non-current liabilities	4,539	3,502

Total liabilities	17,709	15,861

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 909,635,811 and 899,805,500 shares issued and outstanding, respectively	9,553	8,210
Retained earnings	29,670	23,353
Accumulated other comprehensive income	125	77

Total shareholders’ equity	39,348	31,640

Total liabilities and shareholders’ equity	$57,057	$47,501

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended
	March 27, 2010	March 28, 2009
Cash and cash equivalents, beginning of the period	$5,263	$11,875

Operating activities:
Net income	6,452	3,875
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	425	349
Stock-based compensation expense	436	351
Deferred income tax expense	893	570
Loss on disposition of property, plant and equipment	9	8
Changes in operating assets and liabilities:
Accounts receivable, net	482	490
Inventories	(183)	197
Other current assets	(824)	1,234
Other assets	149	(361)
Accounts payable	(18)	(1,527)
Deferred revenue	577	128
Other liabilities	(287)	(535)

Cash generated by operating activities	8,111	4,779

Investing activities:
Purchases of marketable securities	(25,061)	(23,483)
Proceeds from maturities of marketable securities	13,331	6,280
Proceeds from sales of marketable securities	8,686	5,457
Purchases of other long-term investments	(9)	(54)
Payments made in connection with business acquisitions, net of cash acquired	(325)	—
Payment for acquisition of property, plant and equipment	(650)	(439)
Payment for acquisition of intangible assets	(32)	(30)
Other	19	(55)

Cash used in investing activities	(4,041)	(12,324)

Financing activities:
Proceeds from issuance of common stock	534	122
Excess tax benefits from stock-based compensation	413	47
Cash used to net share settle equity awards	(262)	(33)

Cash generated by financing activities	685	136

Increase/(decrease) in cash and cash equivalents	4,755	(7,409)

Cash and cash equivalents, end of the period	$10,018	$4,466

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$2,144	$1,828